UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 5, 2006

Emisphere Technologies, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-10615	13-3306985
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

765 Old Saw Mill River Road, Tarrytown, New York		10591
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	914-347-2220

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On May 9, 2006 Emisphere Technologies, Inc. (the "Company") entered into a placement agency agreement (the "Placement Agency Agreement") with ThinkEquity Partners, LLC acting as lead placement agent and with WR Hambrecht + Co and WBB Securities, LLC, acting as co-placement agents (together, the "Placement Agents") pursuant to which the Placement Agents have agreed to act as the Company’s placement agent in connection with a public offering of up to an aggregate of 3.04 million shares of the Company’s common stock, $0.01 par value per share (the "Shares"). The Shares are being offered pursuant to a shelf Registration Statement on Form S-3, which was filed with the Securities and Exchange Commission on April 7, 2006, and declared effective on May 2, 2006 (File No. 333-133087) (the "Registration Statement").

A copy of the Placement Agency Agreement, including as an exhibit thereto the form of Subscription Agreement to be entered into by the Company and certain of the investors in the Offering described below, is attached hereto as Exhibit 1.1 and is incorporated herein by reference. The foregoing description of the Placement Agency Agreement does not purport to be complete and is qualified in its entirety by reference to such Exhibit 1.1. Also attached hereto as Exhibit 1.2 is the form of Subscription Agreement entered into by the Company and MHR Institutional Partners II A LP and certain other of its affiliated funds, in connection with the Offering described below, and is incorporated herein by reference.

On May 9, 2006, the Company entered into an escrow agreement (the "Escrow Agreement") with Lowenstein Sandler PC, ThinkEquity Partners LLC, W.R. Hambrecht + Co and WBB Securities, LLC, whereby Lowenstein Sandler PC will act as escrow agent for certain of the investors in connection with the Offering described below. A copy of the Escrow Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The foregoing description of the Escrow Agreement does not purport to be complete and is qualified in its entirety by reference to such Exhibit 10.1.

Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement.

Although the Company did not receive any notice of default from the lender(s), because the Company did not comply with certain provisions of the Senior Secured Term Loan Agreement, dated as of September 26, 2005, between the Company and MHR Institutional Partners II A LP, as the original lender (with certain of its affiliated funds, "MHR") (the "Loan Agreement"), the Company requested, and on May 5, 2006 received, an executed waiver from MHR providing for a temporary waiver of such defaults, which were not payment related.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On May 9, 2006 the Company disclosed that our Chief Financial Officer, Elliot M. Maza, has indicated his intention to resign following the completion of the Offering described below to assume the role of senior vice president and chief financial officer of a biotechnology company. No firm departure date has been set and Mr. Maza plans to remain with the Company for a short period of time and assist with the transition.

Item 8.01 Other Events.

On May 9, 2006, the Company disclosed that its Board of Directors (the "Board") has authorized the retention of an executive search firm to seek candidates for Chief Executive Officer and/or Chief Operating Officer for the company. In the event the Board determines to hire a Chief Executive Officer, it is the Board's current intention for Michael Goldberg, the Company's current President, Chief Executive Officer and Chairman, to remain Chairman of the Board of the Company.

On May 10, 2006 the Company announced that it had entered into definitive agreements with certain institutional and strategic investors, including MHR, to sell 4 million shares of the Company's common stock at $8.26 per share, pursuant to the Registration Statement for an aggregate net purchase price of approximately $30.8 million after deducting placement agency fees and all estimated offering expenses that are payable by the Company (the "Offering"). The transaction is expected to close on May 15, 2006 and proceeds from the Offering will be used for general corporate purposes, including further development of the Company's lead clinical programs. Emisphere's press release announcing the Offering is filed as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

The Exhibits included as part of this Current Report are listed in the attached Exhibit Index. The Exhibit Index, together with the Exhibits listed therein, are incorporated herein by this reference.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Emisphere Technologies, Inc.

May 11, 2006	By:	Elliot M. Maza

Name: Elliot M. Maza
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

1.1	Placement Agency Agreement, dated as of May 9, 2006, by and among Emisphere Technologies, Inc., ThinkEquity Partners LLC, W.R. Hambrecht + Co and WBB Securities, LLC.
1.2	Form of Subscription Agreement by and between Emisphere Technologies, Inc. and certain existing investors.
10.1	Escrow Agreement, dated May 9, 2006, by and among Emisphere Technologies, Inc., Lowenstein Sandler PC, ThinkEquity Partners LLC, W.R. Hambrecht + Co., LLC and WBB Securities, LLC.
99.1	Press Release dated May 10, 2006.